SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1 )


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           (AS PERMITTED BY RULE 14a-6(e)(2))

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Decade Companies Income Properties--A Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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May 14, 2002


Re:  Decade Companies Income Properties ("DCIP")


Dear Limited Partner:

By now, each and every limited partner should have received a copy of the proxy statement relating to a proposed Amendment to the DCIP limited partnership agreement (the "Amendment"). As described in more detail, this Amendment was designed to grant DCIP the right to purchase limited partnership interests on terms no less favorable than those offered by third parties for DCIP limited partnership Interests, including providing a first right of refusal on any limited partnership Interest subject to any liens, encumbrances or transfer by inheritance. If adopted, this proposed Amendment will amend the limited partnership agreement and affect the limited partners as described in the proxy statement, which we urge each partner to read carefully.

On May 10, 2002, our tender offer at $895 per Interest expired and, in accordance with the terms of the tender offer, DCIP purchased 3,000 Interests and Mr. Jeffrey Keierleber purchased 2,809.097 Interests. A total of 675 of the 1,129 Limited Partners tendered their Interests.

As we described in the information sent soliciting consent for the proposed Amendment, the proposed Amendment will become immediately effective once consents approving the Amendment by a majority of the then outstanding Interests as of such date are received (and not revoked by holders) by DCIP. We promised to update you on any changes as a result of the closing of our recent tender offer. As a result of the tender offer and the repurchase by DCIP, there are now 10,261.51 Interests outstanding held by 454 Limited Partners and approximately 5,131 Interests are needed to approve the Amendment.

As noted below, Mr. Jeffrey Keierleber now owns 6,018.57 Interests and has the ability to approve the Amendment. He intends to approve the Amendment promptly by signing the consent and delivering it to DCIP.


Title of Class
     Name and Business Address of
Beneficial Owner    Amount and Nature of
 Beneficial Ownership
Percent of Class
Limited Partnership
 Interest Mr. Jeffrey Keierleber(1)
250 Patrick Blvd.
Brookfield, WI 53045

6,018.57
58.7%
Limited Partnership
 Interest Mr. Michael G. Sweet
250 Patrick Blvd.
Brookfield, WI 53045

8.05
0.1%
Limited Partnership
 Interest Mr. Steven Cooper
250 Patrick Blvd.
Brookfield, WI 53045

0(2)
0
Limited Partnership
 Interest Decade Companies (1)
250 Patrick Blvd.
Brookfield, WI 53045

0
0
Limited Partnership
 Interest Decade 80, Inc. (1)
250 Patrick Blvd.
Brookfield, WI 53045

0
0
General Partnership
 Interest Mr. Jeffrey Keierleber(1)
250 Patrick Blvd.
Brookfield, WI 53045
1
100%

(1) The General Partner of Decade Companies Income Properties is Decade Companies, a Wisconsin general partnership. Mr. Keierleber is a General Partner in Decade Companies along with Decade 80, Inc. Mr. Keierleber owns 100% of the outstanding shares of Decade 80, Inc.

(2) Mr. Cooper is a key employee of Decade Properties, Inc., which provides services to the Partnership.

WE URGE YOU TO CONSIDER THE AMENDMENT

As disclosed in the proxy materials, the Amendment likely has certain consequences, including both positive and negative consequences. We urge you to review the proxy statement which explains these terms in more detail and includes the proposed text. As noted, each limited partner is entitled to one vote for each Interest held of record by such holder. No meeting will be required, and it is anticipated that Mr. Keierleber will vote to approve the Amendment and, therefore, the Partnership will receive a majority of the consents and adopt the Amendment. In addition, through May 13, 2002, the Partnership had received 6,445.303 consents approving the Amendment, some of which were received from limited partners who tendered their Interests in the Offer.

Under Section 14.1, amendments to the limited partnership agreement require the consent of the General Partner and the limited partners. If the Amendment is approved, it can only be revoked with the consent of a majority in interest and the consent of the General Partner. The General Partner does not intend to consent to a revocation. Mr. Keierleber, now owning a majority of the outstanding Interests, would not expect to approve a further amendment to revoke the Partnership's Right of First Refusal Provision.

For your convenience, another consent is enclosed. We would ask that you please vote to indicate your position, if you have not already done so. With Mr. Keierleber's vote, the Amendment is now adopted.

Please contact Mr. Michael G. Sweet at 262-792-9200 if you have any questions or need another copy of the material. Please complete and return your consents in the enclosed self addressed postage paid envelope as soon as possible.

Very truly yours,


/s/ Michael G. Sweet
Michael G. Sweet
Partnership Manager

MS
Enclosure

DECADE COMPANIES INCOME PROPERTIES

CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF
DECADE COMPANIES INCOME PROPERTIES

     The undersigned hereby appoints Michael G. Sweet and Jeffrey Keierleber with the power to act alone and with full power of substitution and revocation to represent and vote, as specified below, all Interests which the undersigned is entitled to vote.

     The Interests represented by the Consent will be voted concerning the adoption of the proposed Amendment as indicated below. The undersigned hereby acknowledges receipt of the proxy statement.

Proposed Amendment:   To adopt the Partnership's Right of First
Refusal Provision. (Section 9.1(F))

For                       Abstain                 Against


THE PARTNERSHIP RECOMMENDS THAT YOU VOTE FOR THE PROPOSED
AMENDMENT.


                 [Name of Owner and Number of Interests Owned]



Date
                          *Signature

Date
                          *Signature (if jointly held)

Please check a box and sign, date and return this Consent to:

          Decade Companies Income Properties
          Suite 140
          250 Patrick Boulevard
          Brookfield, WI 53045

     *Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.